Investor Contact	7930 Jones Branch Drive
Jill Slattery	McLean, VA 22102
+1 703 883 6043	ir.hilton.com

Media Contact
Nigel Glennie
+1 703 883 5262

Hilton Reports First Quarter Results, Expands Brand Portfolio

MCLEAN, VA (May 1, 2019) - Hilton Worldwide Holdings Inc. ("Hilton" or the "Company") (NYSE: HLT) today reported its first quarter 2019 results. Highlights include:

•
Diluted EPS was $0.54 for the first quarter, a 6 percent increase from the same period in 2018, and diluted EPS, adjusted for special items, was $0.80, a 16 percent increase from the same period in 2018

•	Net income for the first quarter was $159 million, a 2 percent decrease from the same period in 2018

•	Adjusted EBITDA for the first quarter was $499 million, an increase of 12 percent from the same period in 2018 and exceeding the high end of guidance

•	System-wide comparable RevPAR increased 1.8 percent on a currency neutral basis for the first quarter from the same period in 2018

•	Approved 29,300 new rooms for development during the first quarter, growing Hilton's development pipeline to over 371,000 rooms as of March 31, 2019

•	Opened 12,100 rooms in the first quarter, contributing to 10,000 net additional rooms, on track to deliver approximately 6.5 percent net unit growth for the full year

•	Launched a new meetings-and-events-focused brand, Signia Hilton

•	In February 2019, Hilton's board of directors authorized an additional $1.5 billion for share repurchases under its stock repurchase program

•	Repurchased 3.9 million shares of Hilton common stock during the first quarter, bringing total capital return, including dividends, to approximately $340 million for the quarter

•
Full year 2019 system-wide RevPAR is expected to increase between 1.0 percent and 3.0 percent on a comparable and currency neutral basis compared to 2018; full year net income is projected to be between $881 million and $910 million; full year Adjusted EBITDA is projected to be between $2,265 million and $2,305 million

•	Full year 2019 capital return is projected to be between $1.3 billion and $1.8 billion

Overview

Christopher J. Nassetta, President & Chief Executive Officer of Hilton, said, "We are happy to report a good start to the year with first quarter results that exceeded the high end of guidance for Adjusted EBITDA and diluted EPS, adjusted for special items. We continued to drive impressive market share gains across all brand segments and regions during the first quarter, further increasing our industry-leading RevPAR index premium. We were also excited to launch our newest brand, Signia Hilton. We expect this dynamic and innovative brand to change the meetings and events space and enable us to better serve our guests and owners."

For the three months ended March 31, 2019, system-wide comparable RevPAR grew 1.8 percent, driven by increases in both ADR and occupancy. Management and franchise fee revenues increased 12 percent during the three months ended March 31, 2019 as a result of RevPAR growth of 1.7 percent at comparable managed and franchised hotels, increased licensing and other fees and the addition of new properties to Hilton's portfolio.

For the three months ended March 31, 2019, diluted EPS was $0.54 and diluted EPS, adjusted for special items, was $0.80 compared to $0.51 and $0.69, respectively, for the three months ended March 31, 2018. Net income and Adjusted EBITDA were $159 million and $499 million, respectively, for the three months ended March 31, 2019, compared to $163 million and $445 million, respectively, for the three months ended March 31, 2018.

Development

In the first quarter of 2019, Hilton opened 85 new hotels totaling 12,100 rooms and achieved net unit growth of 10,000 rooms, a 41 percent increase from the same period in 2018.

As of March 31, 2019, Hilton's development pipeline totaled nearly 2,480 hotels consisting of over 371,000 rooms throughout 108 countries and territories, including 37 countries and territories where Hilton does not currently have any open hotels. Additionally, 200,000 rooms in the development pipeline were located outside the U.S., and 193,000 rooms, or more than half, were under construction.

During the quarter, Hilton added several notable properties to its system, including further expansion of its luxury and lifestyle portfolio with the openings of the Conrad Washington, DC, Conrad Hangzhou in China and Canopy by Hilton Minneapolis Mill District.

In February 2019, Hilton launched its newest brand, Signia Hilton, a dynamic, meetings-and-events-focused brand. Signia will further reinforce Hilton's commitment to innovation that meets the evolving needs of today's travelers and will bring premium experiences to top urban and resort destinations around the world. The brand will debut with the openings of the Signia Hilton Orlando Bonnet Creek, Signia Hilton Atlanta and Signia Hilton Indianapolis.

Balance Sheet and Liquidity

As of March 31, 2019, Hilton had $7.4 billion of long-term debt outstanding, excluding deferred financing costs and discount, with a weighted average interest rate of 4.46 percent. Excluding finance lease liabilities and other debt of Hilton's consolidated variable interest entities, Hilton had $7.2 billion of long-term debt outstanding with a weighted average interest rate of 4.41 percent.

Total cash and cash equivalents were $461 million as of March 31, 2019, including $79 million of restricted cash and cash equivalents. As of March 31, 2019, Hilton had $50 million outstanding under its senior secured revolving credit facility and a borrowing capacity of $891 million, which includes outstanding letters of credit.

In February 2019, Hilton's board of directors authorized an additional $1.5 billion for share repurchases under its stock repurchase program. During the first quarter of 2019, Hilton repurchased 3.9 million shares of its common stock at a cost of approximately $296 million and an average price per share of $76.65. From the inception of Hilton's stock repurchase program in March 2017, Hilton has repurchased approximately 41.7 million shares of its common stock for approximately $3.0 billion at an average price per share of $71.30. The amount remaining under Hilton's stock repurchase program is approximately $1.7 billion.

In March 2019, Hilton paid a quarterly cash dividend of $0.15 per share on shares of its common stock, for a total of $44 million. In April 2019, Hilton's board of directors authorized a regular quarterly cash dividend of $0.15 per share of common stock to be paid on or before June 28, 2019 to holders of record of its common stock as of the close of business on May 17, 2019.

Adoption of New Accounting Standard

On January 1, 2019, the Company adopted Accounting Standards Update ("ASU") No. 2016-02 Leases (Topic 842) ("ASU 2016-02"), which supersedes existing guidance on accounting for leases in Leases (Topic 840) and generally requires all leases, including operating leases, to be recognized in the balance sheet of lessees as right-of-use assets and lease liabilities. As permitted, the Company has applied this ASU at the adoption date; therefore, the presentation of financial information for all periods prior to January 1, 2019 remains unchanged and in accordance with Leases (Topic 840). The provisions of ASU 2016-02 did not affect the Company's cash flow or cash available for capital return, and did not have a material impact on the Company's consolidated statement of operations. Refer to Hilton's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2019, which is expected to be filed on or about the date of this press release, for additional information on the effect of this ASU.

Outlook

Share-based metrics in Hilton's outlook include actual share repurchases to date, but do not include the effect of potential share repurchases hereafter.

Full Year 2019

•	System-wide RevPAR is expected to increase between 1.0 percent and 3.0 percent on a comparable and currency neutral basis compared to 2018.

•	Diluted EPS, before special items, is projected to be between $2.98 and $3.07.

•	Diluted EPS, adjusted for special items, is projected to be between $3.74 and $3.84.

•	Net income is projected to be between $881 million and $910 million.

•	Adjusted EBITDA is projected to be between $2,265 million and $2,305 million.

•	Management and franchise fee revenue is projected to increase between 7 percent and 9 percent compared to 2018.

•	Contract acquisition costs and capital expenditures, excluding amounts indirectly reimbursed by hotel owners, are expected to be between $175 million and $200 million.

•	Capital return is projected to be between $1.3 billion and $1.8 billion.

•	General and administrative expenses are projected to be between $430 million and $450 million.

•	Net unit growth is expected to be approximately 6.5 percent.

Second Quarter 2019

•	System-wide RevPAR is expected to increase between 1.0 percent and 2.0 percent on a comparable and currency neutral basis compared to the second quarter of 2018.

•	Diluted EPS, before special items, is projected to be between $0.81 and $0.86.

•	Diluted EPS, adjusted for special items, is projected to be between $0.98 and $1.03.

•	Net income is projected to be between $238 million and $253 million.

•	Adjusted EBITDA is projected to be between $590 million and $610 million.

•	Management and franchise fee revenue is projected to increase between 6 percent and 8 percent compared to the second quarter of 2018.

Conference Call

Hilton will host a conference call to discuss first quarter 2019 results on May 1, 2019 at 10:00 a.m. Eastern Time. Participants may listen to the live webcast by logging on to the Hilton Investor Relations website at https://ir.hilton.com/events-and-presentations. A replay and transcript of the webcast will be available within 24 hours after the live event at https://ir.hilton.com/financial-reporting/quarterly-results/2019.

Alternatively, participants may listen to the live call by dialing 1-888-317-6003 in the United States or 1-412-317-6061 internationally. Please use the conference ID 3985417. Participants are encouraged to dial into the call or link to the webcast at least fifteen minutes prior to the scheduled start time. A telephone replay will be available for seven days following the call. To access the telephone replay, dial 1-877-344-7529 in the United States or 1-412-317-0088 internationally using the conference ID 10130262.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, but are not limited to, statements related to the expectations regarding the performance of Hilton's business, financial results, liquidity and capital resources and other non-historical statements, including the statements in the "Outlook" section of this press release. In some cases, these forward-looking statements can be identified by the use of words such as "outlook," "believes," "expects," "potential," "continues," "may," "will," "should," "could," "seeks," "projects," "predicts," "intends," "plans," "estimates," "anticipates" or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties, including, among others, risks inherent to the hospitality industry, macroeconomic factors beyond Hilton's control, competition for hotel guests and management and franchise contracts, risks related to doing business with third-party hotel owners, performance of Hilton's information technology systems, growth of reservation channels outside of Hilton's system, risks of doing business outside of the United States of America ("U.S.") and Hilton's indebtedness. Additional factors that could cause Hilton's results to differ materially from those described in the forward-looking statements can be found under the section entitled "Part I—Item 1A. Risk Factors" of Hilton's Annual Report on Form 10-K for the fiscal year ended December 31, 2018, filed with the Securities and Exchange Commission ("SEC"), as such factors may be updated from time to time in Hilton's periodic filings with the SEC, which are accessible on the SEC's website at www.sec.gov. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this press release and in Hilton's filings with the SEC. The Company undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

Non-GAAP Financial Measures

The Company refers to certain financial measures that are not recognized under U.S. generally accepted accounting principles ("GAAP") in this press release, including: net income, adjusted for special items; diluted EPS, adjusted for special items; Adjusted EBITDA; Adjusted EBITDA margin; net debt; and net debt to Adjusted EBITDA ratio. See the schedules to this press release, including the "Definitions" section, for additional information and reconciliations of such non-GAAP financial measures.

About Hilton

Hilton (NYSE: HLT) is a leading global hospitality company, with a portfolio of 17 world-class brands comprising more than 5,700 properties with over 923,000 rooms, in 113 countries and territories. Dedicated to fulfilling its mission to be the world's most hospitable company, Hilton earned a spot on the 2018 world's best workplaces list and has welcomed more than 3 billion guests during its 100-year history. Through the award-winning guest loyalty program, Hilton Honors, more than 89 million members who book directly with Hilton can earn Points for hotel stays and experiences money can't buy, plus enjoy instant benefits including digital check-in with room selection, Digital Key and Connected Room. Visit newsroom.hilton.com for more information, and connect with Hilton on facebook.com/hiltonnewsroom, twitter.com/hiltonnewsroom, linkedIn.com/company/hilton, instagram.com/hiltonnewsroom and youtube.com/hiltonnewsroom.

HILTON WORLDWIDE HOLDINGS INC.
EARNINGS RELEASE SCHEDULES

HILTON WORLDWIDE HOLDINGS INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in millions, except per share data)

	Three Months Ended
	March 31,
	2019	2018
Revenues
Franchise and licensing fees	$382	$331
Base and other management fees	80	77
Incentive management fees	55	55
Owned and leased hotels	312	334
Other revenues	26	23
	855	820
Other revenues from managed and franchised properties	1,349	1,254
Total revenues	2,204	2,074

Expenses
Owned and leased hotels	298	320
Depreciation and amortization	84	82
General and administrative	107	104
Other expenses	20	14
	509	520
Other expenses from managed and franchised properties	1,383	1,275
Total expenses	1,892	1,795

Operating income	312	279

Interest expense	(98)	(83)
Gain on foreign currency transactions	—	11
Other non-operating income, net	4	14

Income before income taxes	218	221

Income tax expense	(59)	(58)

Net income	159	163
Net income attributable to noncontrolling interests	(1)	(2)
Net income attributable to Hilton stockholders	$158	$161

Weighted average shares outstanding:
Basic	293	316
Diluted	295	319

Earnings per share:
Basic	$0.54	$0.51
Diluted	$0.54	$0.51

Cash dividends declared per share	$0.15	$0.15

HILTON WORLDWIDE HOLDINGS INC.
COMPARABLE AND CURRENCY NEUTRAL SYSTEM-WIDE HOTEL OPERATING STATISTICS
BY REGION, BRAND AND SEGMENT
(unaudited)

	Three Months Ended March 31,
	Occupancy			ADR		RevPAR
	2019	vs. 2018		2019	vs. 2018	2019	vs. 2018
U.S.	72.2%	0.4%	pts.	$147.55	1.3%	$106.52	1.8%
Americas (excluding U.S.)	65.6	0.6		125.76	3.4	82.56	4.4
Europe	68.9	(0.1)		128.23	3.3	88.38	3.2
Middle East & Africa	75.2	2.7		140.90	(9.1)	106.01	(5.7)
Asia Pacific	68.9	1.7		130.32	(1.5)	89.84	1.0
System-wide	71.4	0.5		143.44	1.1	102.41	1.8

	Three Months Ended March 31,
	Occupancy			ADR		RevPAR
	2019	vs. 2018		2019	vs. 2018	2019	vs. 2018
Waldorf Astoria Hotels & Resorts	71.7%	0.1%	pts.	$384.45	0.6%	$275.51	0.7%
Conrad Hotels & Resorts	72.9	3.6		266.04	(0.8)	193.96	4.3
Hilton Hotels & Resorts	72.2	—		168.73	1.7	121.76	1.8
Curio Collection by Hilton	69.3	(1.0)		218.54	4.6	151.36	3.1
DoubleTree by Hilton	70.3	0.1		130.74	0.4	91.85	0.6
Embassy Suites by Hilton	76.0	0.9		163.98	1.5	124.61	2.7
Hilton Garden Inn	71.7	0.5		127.77	1.0	91.57	1.7
Hampton by Hilton	68.6	0.5		118.58	0.7	81.35	1.5
Tru by Hilton	63.1	4.7		99.63	3.7	62.84	12.0
Homewood Suites by Hilton	77.1	0.5		138.46	0.9	106.78	1.5
Home2 Suites by Hilton	75.3	3.9		114.78	1.0	86.41	6.5
System-wide	71.4	0.5		143.44	1.1	102.41	1.8

	Three Months Ended March 31,
	Occupancy			ADR		RevPAR
	2019	vs. 2018		2019	vs. 2018	2019	vs. 2018
Management and franchise	71.4%	0.5%	pts.	$142.69	1.0%	$101.90	1.7%
Ownership(1)	70.7	(0.3)		177.73	3.2	125.67	2.8
System-wide	71.4	0.5		143.44	1.1	102.41	1.8
____________

(1)	Includes owned and leased hotels, as well as hotels owned or leased by entities in which Hilton owns a noncontrolling financial interest.

HILTON WORLDWIDE HOLDINGS INC.
PROPERTY SUMMARY
As of March 31, 2019

	Owned / Leased(1)		Managed		Franchised		Total
	Properties	Rooms	Properties	Rooms	Properties	Rooms	Properties	Rooms
Waldorf Astoria Hotels & Resorts
U.S.	1	215	14	5,956	—	—	15	6,171
Americas (excluding U.S.)	—	—	1	142	1	984	2	1,126
Europe	2	463	4	898	—	—	6	1,361
Middle East & Africa	—	—	4	949	—	—	4	949
Asia Pacific	—	—	4	895	—	—	4	895
LXR Hotels & Resorts
Middle East & Africa	—	—	—	—	1	234	1	234
Conrad Hotels & Resorts
U.S.	—	—	5	1,649	1	236	6	1,885
Americas (excluding U.S.)	—	—	2	402	—	—	2	402
Europe	—	—	4	1,155	—	—	4	1,155
Middle East & Africa	1	614	2	993	—	—	3	1,607
Asia Pacific	1	164	18	5,359	1	654	20	6,177
Canopy by Hilton
U.S.	—	—	—	—	6	1,014	6	1,014
Europe	—	—	—	—	2	263	2	263
Asia Pacific	—	—	1	150	—	—	1	150
Hilton Hotels & Resorts
U.S.	—	—	67	48,780	176	53,695	243	102,475
Americas (excluding U.S.)	1	405	26	9,320	21	7,085	48	16,810
Europe	50	13,843	48	15,238	38	10,616	136	39,697
Middle East & Africa	5	1,998	42	12,995	3	1,609	50	16,602
Asia Pacific	7	3,437	95	34,510	7	2,826	109	40,773
Curio Collection by Hilton
U.S.	—	—	4	1,981	35	7,452	39	9,433
Americas (excluding U.S.)	—	—	—	—	8	1,194	8	1,194
Europe	—	—	3	270	12	1,477	15	1,747
Middle East & Africa	—	—	2	255	1	356	3	611
Asia Pacific	—	—	3	663	1	50	4	713
DoubleTree by Hilton
U.S.	—	—	34	11,565	319	74,251	353	85,816
Americas (excluding U.S.)	—	—	1	172	26	5,471	27	5,643
Europe	—	—	12	3,347	93	15,844	105	19,191
Middle East & Africa	—	—	10	2,349	6	718	16	3,067
Asia Pacific	—	—	57	15,797	3	1,072	60	16,869
Tapestry Collection by Hilton
U.S.	—	—	—	—	19	2,701	19	2,701
Embassy Suites by Hilton
U.S.	—	—	42	11,115	202	45,515	244	56,630
Americas (excluding U.S.)	—	—	3	667	5	1,330	8	1,997
Hilton Garden Inn
U.S.	—	—	5	537	660	91,325	665	91,862
Americas (excluding U.S.)	—	—	11	1,561	40	6,279	51	7,840
Europe	—	—	21	3,826	45	7,431	66	11,257
Middle East & Africa	—	—	13	2,763	1	175	14	2,938
Asia Pacific	—	—	29	6,261	—	—	29	6,261
Hampton by Hilton
U.S.	—	—	46	5,644	2,147	210,312	2,193	215,956
Americas (excluding U.S.)	—	—	12	1,565	95	11,373	107	12,938
Europe	—	—	18	2,956	66	10,276	84	13,232
Middle East & Africa	—	—	1	420	—	—	1	420
Asia Pacific	—	—	—	—	73	11,718	73	11,718
Tru by Hilton
U.S.	—	—	—	—	61	5,803	61	5,803
Americas (excluding U.S.)	—	—	—	—	1	90	1	90
Homewood Suites by Hilton
U.S.	—	—	18	1,916	443	50,583	461	52,499
Americas (excluding U.S.)	—	—	2	261	22	2,456	24	2,717
Home2 Suites by Hilton
U.S.	—	—	2	198	300	31,303	302	31,501
Americas (excluding U.S.)	—	—	—	—	5	543	5	543
Other	—	—	3	1,450	1	250	4	1,700
Hotels	68	21,139	689	216,930	4,947	676,564	5,704	914,633
Hilton Grand Vacations	—	—	—	—	53	8,477	53	8,477
Total	68	21,139	689	216,930	5,000	685,041	5,757	923,110
____________

(1)	Includes hotels owned or leased by entities in which Hilton owns a noncontrolling financial interest.

HILTON WORLDWIDE HOLDINGS INC.
CAPITAL EXPENDITURES AND CONTRACT ACQUISITION COSTS
(unaudited, dollars in millions)

	Three Months Ended
	March 31,		Increase / (Decrease)
	2019	2018	$	%
Capital expenditures for property and equipment(1)	$23	$10	13	NM(3)
Capitalized software costs(2)	19	15	4	26.7
Total capital expenditures	42	25	17	68.0
Contract acquisition costs	15	14	1	7.1
Total capital expenditures and contract acquisition costs	$57	$39	18	46.2
____________

(1)
Includes expenditures for hotels, corporate and other property and equipment, of which $5 million and $2 million were indirectly reimbursed by hotel owners for the three months ended March 31, 2019 and 2018, respectively. Excludes expenditures for furniture, fixtures and equipment ("FF&E") replacement reserve expenses of $14 million and $12 million for the three months ended March 31, 2019 and 2018, respectively.

(2)	Includes $15 million and $7 million of expenditures that were indirectly reimbursed by hotel owners for the three months ended March 31, 2019 and 2018, respectively.

(3)	Fluctuation in terms of percentage change is not meaningful.

HILTON WORLDWIDE HOLDINGS INC.
NON-GAAP FINANCIAL MEASURES RECONCILIATIONS
NET INCOME AND DILUTED EPS, ADJUSTED FOR SPECIAL ITEMS
(unaudited, in millions, except per share data)

	Three Months Ended
	March 31,
	2019	2018
Net income attributable to Hilton stockholders, as reported	$158	$161
Diluted EPS, as reported	$0.54	$0.51
Special items:
Net other expenses from managed and franchised properties	$34	$21
Purchase accounting amortization(1)	51	51
FF&E replacement reserves	14	12
Other adjustments(2)	1	(4)
Total special items before tax	100	80
Income tax expense on special items	(24)	(20)
Total special items after tax	$76	$60

Net income, adjusted for special items	$234	$221
Diluted EPS, adjusted for special items	$0.80	$0.69
____________

(1)
Represents the amortization of intangible assets that were recorded at their fair value in October 2007 when the Company became a wholly owned subsidiary of affiliates of The Blackstone Group L.P ("Blackstone").

(2)
Includes severance costs related to the 2015 sale of the Waldorf Astoria New York that were recognized in general and administrative expenses and, for the three months ended March 31, 2018, also includes a gain on the refinancing of a loan Hilton issued to finance the construction of a hotel that Hilton manages, which was recognized in other non-operating income, net.

HILTON WORLDWIDE HOLDINGS INC.
NON-GAAP FINANCIAL MEASURES RECONCILIATIONS
ADJUSTED EBITDA AND ADJUSTED EBITDA MARGIN
(unaudited, dollars in millions)

	Three Months Ended
	March 31,
	2019	2018
Net income	$159	$163
Interest expense	98	83
Income tax expense	59	58
Depreciation and amortization	84	82
EBITDA	400	386
Gain on foreign currency transactions	—	(11)
FF&E replacement reserves	14	12
Share-based compensation expense	34	28
Amortization of contract acquisition costs	7	7
Net other expenses from managed and franchised properties	34	21
Other adjustment items(1)	10	2
Adjusted EBITDA	$499	$445
____________

(1)	Includes adjustments for severance and other items.

	Three Months Ended
	March 31,
	2019	2018
Total revenues, as reported	$2,204	$2,074
Add: amortization of contract acquisition costs	7	7
Less: other revenues from managed and franchised properties	(1,349)	(1,254)
Total revenues, as adjusted	$862	$827

Adjusted EBITDA	$499	$445

Adjusted EBITDA margin	57.9%	53.8%

HILTON WORLDWIDE HOLDINGS INC.
NON-GAAP FINANCIAL MEASURES RECONCILIATIONS
NET DEBT AND NET DEBT TO ADJUSTED EBITDA RATIO
(unaudited, dollars in millions)

	March 31,	December 31,
	2019	2018
Long-term debt, including current maturities	$7,365	$7,282
Add: unamortized deferred financing costs and discount	76	79
Long-term debt, including current maturities and excluding unamortized deferred financing costs and discount	7,441	7,361
Add: Hilton's share of unconsolidated affiliate debt, excluding unamortized deferred financing costs	13	15
Less: cash and cash equivalents	(382)	(403)
Less: restricted cash and cash equivalents	(79)	(81)
Net debt	$6,993	$6,892

	Three Months Ended		Year Ended	TTM(1)
	March 31,		December 31,	March 31,
	2019	2018	2018	2019
Net income	$159	$163	$769	$765
Interest expense	98	83	371	386
Income tax expense	59	58	309	310
Depreciation and amortization	84	82	325	327
EBITDA	400	386	1,774	1,788
Loss (gain) on foreign currency transactions	—	(11)	11	22
FF&E replacement reserves	14	12	50	52
Share-based compensation expense	34	28	127	133
Amortization of contract acquisition costs	7	7	27	27
Net other expenses from managed and franchised properties	34	21	85	98
Other adjustment items(2)	10	2	27	35
Adjusted EBITDA	$499	$445	$2,101	$2,155

Net debt				$6,993

Net debt to Adjusted EBITDA ratio				3.2
____________

(1)	Trailing twelve months ("TTM") March 31, 2019 is calculated as the three months ended March 31, 2019 plus the year ended December 31, 2018 less the three months ended March 31, 2018.

(2)	Includes adjustments for severance and other items.

HILTON WORLDWIDE HOLDINGS INC.
NON-GAAP FINANCIAL MEASURES RECONCILIATIONS
OUTLOOK: NET INCOME AND DILUTED EPS, ADJUSTED FOR SPECIAL ITEMS
FORECASTED 2019
(unaudited, in millions, except per share data)

	Three Months Ending
	June 30, 2019
	Low Case	High Case
Net income attributable to Hilton stockholders, before special items	$236	$251
Diluted EPS, before special items(1)	$0.81	$0.86
Special items(2):
Purchase accounting amortization	$51	$51
FF&E replacement reserves	18	18
Total special items before tax	69	69
Income tax expense on special items	(17)	(17)
Total special items after tax	$52	$52

Net income, adjusted for special items	$288	$303
Diluted EPS, adjusted for special items(1)	$0.98	$1.03

	Year Ending
	December 31, 2019
	Low Case	High Case
Net income attributable to Hilton stockholders, before special items	$875	$904
Diluted EPS, before special items(1)	$2.98	$3.07
Special items(2):
Net other expenses from managed and franchised properties	$34	$34
Purchase accounting amortization	203	203
FF&E replacement reserves	61	61
Other adjustments	1	1
Total special items before tax	299	299
Income tax expense on special items	(74)	(74)
Total special items after tax	$225	$225

Net income, adjusted for special items	$1,100	$1,129
Diluted EPS, adjusted for special items(1)	$3.74	$3.84
____________

(1)	Does not include the effect of potential share repurchases.

(2)	See "—Net Income and Diluted EPS, Adjusted for Special Items" for details of these special items.

HILTON WORLDWIDE HOLDINGS INC.
NON-GAAP FINANCIAL MEASURES RECONCILIATIONS
OUTLOOK: ADJUSTED EBITDA
FORECASTED 2019
(unaudited, in millions)

	Three Months Ending
	June 30, 2019
	Low Case	High Case
Net income	$238	$253
Interest expense	102	102
Income tax expense	94	99
Depreciation and amortization	83	83
EBITDA	517	537
FF&E replacement reserves	18	18
Share-based compensation expense	45	45
Amortization of contract acquisition costs	8	8
Other adjustment items(1)	2	2
Adjusted EBITDA	$590	$610

	Year Ending
	December 31, 2019
	Low Case	High Case
Net income	$881	$910
Interest expense	418	418
Income tax expense	343	354
Depreciation and amortization	330	330
EBITDA	1,972	2,012
FF&E replacement reserves	61	61
Share-based compensation expense	147	147
Amortization of contract acquisition costs	31	31
Net other expenses from managed and franchised properties	34	34
Other adjustment items(1)	20	20
Adjusted EBITDA	$2,265	$2,305
____________

(1)	Includes adjustments for severance and other items.

HILTON WORLDWIDE HOLDINGS INC.
DEFINITIONS

Trailing Twelve Month Financial Information

This press release includes certain unaudited financial information for the TTM period ended March 31, 2019, which is calculated as the three months ended March 31, 2019 plus the year ended December 31, 2018 less the three months ended March 31, 2018. This presentation is not in accordance with GAAP. However, the Company believes that this presentation provides useful information to investors regarding its recent financial performance, and it views this presentation of the four most recently completed fiscal quarters as a key measurement period for investors to assess its historical results. In addition, the Company’s management uses TTM information to evaluate the Company’s financial performance for ongoing planning purposes.

Net Income and Diluted EPS, Adjusted for Special Items

Net income, adjusted for special items, and diluted earnings (loss) per share ("EPS"), adjusted for special items, are not recognized terms under GAAP and should not be considered as alternatives to net income (loss) or other measures of financial performance or liquidity derived in accordance with GAAP. In addition, the Company's definition of net income, adjusted for special items, and diluted EPS, adjusted for special items, may not be comparable to similarly titled measures of other companies.

Net income, adjusted for special items, and diluted EPS, adjusted for special items, are included to assist investors in performing meaningful comparisons of past, present and future operating results and as a means of highlighting the results of the Company's ongoing operations.

Beginning with the first quarter of 2019, the Company modified the definition of net income, adjusted for special items, and diluted EPS, adjusted for special items, as previously calculated, to exclude: (i) FF&E replacement reserves required under certain lease agreements and (ii) the amortization of intangible assets that were recorded at their fair value in October 2007 when the Company became a wholly owned subsidiary of Blackstone.

EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin

Earnings before interest expense, taxes and depreciation and amortization ("EBITDA"), presented herein, reflects net income (loss), excluding interest expense, a provision for income taxes and depreciation and amortization.

Adjusted EBITDA, presented herein, is calculated as EBITDA, as previously defined, further adjusted to exclude certain items, including gains, losses, revenues and expenses in connection with: (i) asset dispositions for both consolidated and unconsolidated equity investments; (ii) foreign currency transactions; (iii) debt restructurings and retirements; (iv) FF&E replacement reserves; (v) reorganization costs; (vi) share-based compensation expense; (vii) non-cash impairment losses; (viii) severance, relocation and other expenses; (ix) amortization of contract acquisition costs; (x) the net effect of reimbursable costs included in other revenues and expenses from managed and franchised properties; and (xi) other items.

Adjusted EBITDA margin represents Adjusted EBITDA as a percentage of total revenues, as adjusted to exclude the amortization of contract acquisition costs and other revenues from managed and franchised properties.

The Company believes that EBITDA, Adjusted EBITDA and Adjusted EBITDA margin provide useful information to investors about the Company and its financial condition and results of operations for the following reasons: (i) these measures are among the measures used by the Company's management team to evaluate its operating performance and make day-to-day operating decisions and (ii) these measures are frequently used by securities analysts, investors and other interested parties as a common performance measure to compare results or estimate valuations across companies in the industry. Additionally, these measures exclude certain items that can vary widely across different industries and among competitors within the Company's industry. For instance, interest expense and the provision for income taxes are dependent on company specifics, including, among other things, capital structure and operating jurisdictions, respectively, and, therefore could vary significantly across companies. Depreciation and amortization, as well as amortization of contract acquisition costs, are dependent upon company policies, including the method of acquiring and depreciating assets and the useful lives that are used. For Adjusted EBITDA, the Company also excludes items such as: (i) FF&E replacement reserves to be consistent with the treatment of FF&E for its owned and leased hotels where it is capitalized and depreciated over the life of the FF&E; (ii) share-based compensation expense, as this could vary widely among companies due to the different plans in place and the usage of them; (iii) the net effect of the Company's cost reimbursement revenues and reimbursed expenses, as the Company contractually does not operate the related programs to generate a profit over the terms of the respective contracts; and (iv) other items that are not core to the Company's operations and are not reflective of the Company's performance.

EBITDA, Adjusted EBITDA and Adjusted EBITDA margin are not recognized terms under GAAP and should not be considered as alternatives, in isolation or as a substitute, to net income (loss) or other measures of financial performance or liquidity derived in accordance with GAAP. The Company's definitions of EBITDA, Adjusted EBITDA and Adjusted EBITDA margin may not be comparable to similarly titled measures of other companies and may have limitations as analytical tools.

Net Debt

Net debt, presented herein, is a non-GAAP financial measure that the Company uses to evaluate its financial leverage. Net debt is calculated as: (i) long-term debt, including current maturities and excluding unamortized deferred financing costs and discount and (ii) the Company's share of unconsolidated affiliate debt, excluding unamortized deferred financing costs; reduced by: (a) cash and cash equivalents and (b) restricted cash and cash equivalents. Net debt should not be considered as a substitute to debt presented in accordance with GAAP. Net debt may not be comparable to a similarly titled measure of other companies.

The Company believes net debt provides useful information about its indebtedness to investors as it is frequently used by securities analysts, investors and other interested parties to compare the indebtedness of companies.

Net Debt to Adjusted EBITDA Ratio

Net debt to Adjusted EBITDA ratio, presented herein, is a non-GAAP financial measure and is included as it is frequently used by securities analysts, investors and other interested parties to compare the financial condition of companies. Net debt to Adjusted EBITDA ratio should not be considered as an alternative to measures of financial condition derived in accordance with GAAP, and it may not be comparable to a similarly titled measure of other companies.

Comparable Hotels

The Company defines comparable hotels as those that: (i) were active and operating in the Company's system for at least one full calendar year as of the end of the current period, and open January 1st of the previous year; (ii) have not undergone a change in brand or ownership type during the current or comparable periods reported; and (iii) have not sustained substantial property damage, business interruption, undergone large-scale capital projects or for which comparable results are not available.

Of the 5,704 hotels in the Company's system as of March 31, 2019, 4,757 hotels were classified as comparable hotels. The 947 non-comparable hotels included 210 hotels, or approximately four percent of the total hotels in the system, that were removed from the comparable group during the year because they sustained substantial property damage, business interruption, underwent large-scale capital projects or comparable results were not available.

Occupancy

Occupancy represents the total number of room nights sold divided by the total number of room nights available at a hotel or group of hotels for a given period. Occupancy measures the utilization of the hotels' available capacity. Management uses occupancy to gauge demand at a specific hotel or group of hotels in a given period. Occupancy levels also help management determine achievable average daily rate pricing levels as demand for hotel rooms increases or decreases.

Average Daily Rate ("ADR")

ADR represents hotel room revenue divided by the total number of room nights sold for a given period. ADR measures average room price attained by a hotel, and ADR trends provide useful information concerning the pricing environment and the nature of the customer base of a hotel or group of hotels. ADR is a commonly used performance measure in the industry, and management uses ADR to assess pricing levels that the Company is able to generate by type of customer, as changes in rates charged to customers have a different effect on overall revenues and incremental profitability than changes in occupancy, as described above.

Revenue per Available Room ("RevPAR")

RevPAR is calculated by dividing hotel room revenue by the total number of room nights available to guests for a given period. Management considers RevPAR to be a meaningful indicator of the Company's performance as it provides a metric correlated to two primary and key drivers of operations at a hotel or group of hotels, as previously described: occupancy and ADR. RevPAR is also a useful indicator in measuring performance over comparable periods for comparable hotels.

References to RevPAR, ADR and occupancy throughout this press release are presented on a comparable basis, and references to RevPAR and ADR are presented on a currency neutral basis, unless otherwise noted. As such, comparisons of these hotel operating statistics for the three months ended March 31, 2019 and 2018 use the exchange rates for the three months ended March 31, 2019.